UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2024

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154
(Address of Principal Executive Offices)

(781) 652-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 27, 2023, the Company was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the bid price for the Company’s common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company no longer satisfied Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day grace period to regain compliance with the Bid Price Rule, through March 25, 2024.

The Company did not regain compliance with the Bid Price Rule by March 25, 2024, and, accordingly, on March 26, 2024, the Staff issued a delist determination with respect to the deficiency, as required by the Nasdaq Listing Rules. Notwithstanding, and as previously disclosed, on February 15, 2024, the Company attended a hearing before the Nasdaq Hearings Panel (the “Panel”), at which the Company presented its plan to evidence compliance with both the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(2) (the “Equity Rule”) as well as the Bid Price Rule (together with the Bid Price Rule, the “Rules”).

By decision dated March 11, 2024, the Panel granted the Company’s request for an extension through May 20, 2024, to demonstrate compliance with the Rules; accordingly, the Staff’s March 26, 2024, notice has no immediate impact on the Company’s listing at this time. The Company is considering all options available to it to regain compliance with the Rules; however, there can be no assurance that the Company will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: March 29, 2024
	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer